UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-1024240
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Johnson & Johnson Plaza New Brunswick, New Jersey	08933
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.250% Notes due 2022	New York Stock Exchange, LLC
0.650% Notes due 2024	New York Stock Exchange, LLC
1.150% Notes due 2028	New York Stock Exchange, LLC
1.650% Notes due 2035	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194146

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder are “0.250% Notes due 2022,” “0.650% Notes due 2024,” “1.150% Notes due 2028” and “1.650% Notes due 2035.” For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated May 11, 2016, which was filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2016, pursuant to Rule 424(b)(5) under the Securities Act of 1933, and the prospectus, dated February 26, 2014, contained in our effective registration statement on Form S-3 (Registration No. 333-194146), which registration statement was filed with the Commission on February 26, 2014, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits

Exhibit No.	Description

4.1	Indenture dated as of September 15, 1987, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank) (incorporated herein by reference to Exhibit 4(a) to the Registrant’s Registration Statement 33-55977).

4.2	First Supplemental Indenture dated as of September 1, 1990, between the Registrant and he Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank) (incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement 33-55977).

4.3	Company Order establishing the terms of the Notes (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.4	Form of 0.250% Notes due 2022 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.5	Form of 0.650% Notes due 2024 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.6	Form of 1.150% Notes due 2028 (incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.7	Form of 1.650% Notes due 2035 (incorporated herein by reference to Exhibit 4.5 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Johnson & Johnson

By:	/s/ Thomas J. Spellman III
Name:	Thomas J. Spellman III
Title:	Assistant General Counsel and Corporate Secretary

Dated: May 20, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of September 15, 1987, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank) (incorporated herein by reference to Exhibit 4(a) to the Registrant’s Registration Statement 33-55977).

4.2	First Supplemental Indenture dated as of September 1, 1990, between the Registrant and he Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank) (incorporated herein by reference to Exhibit 4(b) to the Registrant’s Registration Statement 33-55977).

4.3	Company Order establishing the terms of the Notes (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.4	Form of 0.250% Notes due 2022 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.5	Form of 0.650% Notes due 2024 (incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.6	Form of 1.150% Notes due 2028 (incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).

4.7	Form of 1.650% Notes due 2035 (incorporated herein by reference to Exhibit 4.5 to the Current Report on Form 8-K dated May 20, 2016 and filed on May 20, 2016).